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                                                                    EXHIBIT 99.1
                                                                   Form of Proxy
                                ALLSCRIPTS, INC.
PROXY                         2401 Commerce Drive                          PROXY
                          Libertyville, Illinois 60048

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Glen E. Tullman and David B. Mullen, and each of them (with full power to each of them to act alone), as Proxies, each with power of substitution, and hereby authorizes them to vote, as designated below, all shares of common stock of Allscripts, Inc. held of
record by the undersigned on [   ], 2000, at the special meeting of
stockholders to be held on [   ], 2000, and any adjournment or postponement
thereof. If only one Proxy is present at the Meeting, then that one may exercise the power of all the Proxies hereunder.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                 (Continued and to be signed on reverse side.)
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 This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposal 1 and 2.

1. APPROVAL AND ADOPTION OF AN AGREEMENT AND PLAN OF MERGER AND THE TRANSACTIONS CONTEMPLATED BY IT, INCLUDING THE ISSUANCE OF SHARES OF ALLSCRIPTS HOLDING, INC. COMMON STOCK, AMONG ALLSCRIPTS, INC., ALLSCRIPTS HOLDING, INC., A NEWLY FORMED SUBSIDIARY OF ALLSCRIPTS, INC., IDX SYSTEMS CORPORATION, CHANNELHEALTH INCORPORATED, A MAJORITY OWNED SUBSIDIARY OF IDX SYSTEMS CORPORATION, AND BURSAR ACQUISITION, INC. AND BURSAR ACQUISITION NO. 2, INC., BOTH OF WHICH ARE NEWLY FORMED SUBSIDIARIES OF ALLSCRIPTS HOLDING, INC.

                                      For
                                       0

                                    Against
                                       0

                                    Abstain
                                       0

2. TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                                      For
                                       0

                                    Against
                                       0

                                    Abstain
0
            Dated: ______________________________________________________, 2000
Signature(s) ___________________________________________________________________
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Please sign exactly as name appears hereon. When shares are held by joint ten-
ants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                              FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.